EXHIBIT 24.1

SHILOH INDUSTRIES, INC.

REGISTRATION STATEMENT ON FORM S-8

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each of the undersigned directors and officers of Shiloh Industries, Inc., a Delaware corporation (the “Registrant”), does hereby constitute and appoint each of Ramzi Y. Hermiz, Jay Potter, Gary DeThomas and Kenton Bednarz, or any of them, each acting alone, as the true and lawful attorney-in-fact or attorneys-in-fact for each of the undersigned, with full power of substitution and resubstitution, and in the name, place and stead of each of the undersigned, to execute and file (i) a Registration Statement on Form S-8 (the “Form S-8 Registration Statement”) with respect to the registration under the Securities Act of 1933, as amended, of the Registrant’s common stock, par value $0.01 per share, issuable in connection with the Shiloh Industries, Inc. 2016 Equity and Incentive Compensation Plan, (ii) any and all amendments, including post-effective amendments, supplements and exhibits to the Form S-8 Registration Statement and (iii) any and all applications or other documents to be filed with the Securities and Exchange Commission or any state securities commission or other regulatory authority or exchange with respect to the securities covered by the Form S-8 Registration Statement, with full power and authority to do and perform any and all acts and things whatsoever necessary, appropriate or desirable to be done in the premises, or in the name, place and stead of the said director and/or officer, hereby ratifying and approving the acts of said attorneys and any of them and any such substitute.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 9th day of March 2016.

Signature	Title

/s/ Ramzi Y. Hermiz	President and Chief Executive Officer and Director
Ramzi Y. Hermiz	(Principal Executive Officer)

/s/ Jay Potter	Senior Vice President, Chief Financial Officer
Jay Potter	(Principal Financial Officer)

/s/ Gary DeThomas	Vice President Corporate Controller
Gary DeThomas	(Principal Accounting Officer)

/s/ Curtis E. Moll	Chairman and Director
Curtis E. Moll

/s/ Cloyd Abruzzo	Director
Cloyd Abruzzo

/s/ Jean Brunol	Director
Jean Brunol

/s/ George G. Goodrich	Director
George G. Goodrich

/s/ Michael S. Hanley	Director
Michael S. Hanley

/s/ David J. Hessler	Director
David J. Hessler

/s/ Dieter Kaesgen	Director
Dieter Kaesgen

/s/ Robert J. King, Jr.	Director
Robert J. King, Jr.